UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

MaxPoint Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5530657
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300 Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00005 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

MaxPoint Interactive, Inc. (the "Registrant") is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.00005 par value per share (the "Common Stock"), from the New York Stock Exchange to the NASDAQ Global Market of The NASDAQ Stock Market LLC.

Item 1.            Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant's Registration Statement on Form S-1 (File No. 333-201833) as originally filed with the Securities and Exchange Commission (the "SEC") on February 3, 2015, and as subsequently amended (the "Form S-1"), and in the prospectus filed by the Registrant with the SEC on March 6, 2015 pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus constituted a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2.              Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.	8-K	001-36864	3.1	3/12/2015
3.2	Amended and Restated Bylaws of MaxPoint Interactive, Inc.	8-K	001-36864	3.2	3/12/2015
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.	8-K	001-36864	3.1	4/25/2016
4.1	Form of Registrant's common stock certificate.	S-1/A	333-201833	4.1	2/23/2015
4.2	Amended and Restated Investors' Rights Agreement, dated December 12, 2011, by and among the Registrant and the parties thereto.	S-1	333-201833	4.2	2/3/2015

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 2, 2016

MAXPOINT INTERACTIVE, INC.

By:	/s/ Brad Schomber
Brad Schomber
Chief Financial Officer

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.	8-K	001-36864	3.1	3/12/2015
3.2	Amended and Restated Bylaws of MaxPoint Interactive, Inc.	8-K	001-36864	3.2	3/12/2015
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.	8-K	001-36864	3.1	4/25/2016
4.1	Form of Registrant's common stock certificate.	S-1/A	333-201833	4.1	2/23/2015
4.2	Amended and Restated Investors' Rights Agreement, dated December 12, 2011, by and among the Registrant and the parties thereto.	S-1	333-201833	4.2	2/3/2015

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